Exhibit 5

LEGAL DEPARTMENT
P.O. Box 245008
Milwaukee, WI 53224-9508
Direct Dial Number: (414) 359-4031
E-Mail Address: jstern@aosmith.com

April 4, 2024

A. O. Smith Corporation
11270 West Park Place
Milwaukee, WI 53224

Gentlemen:

I have acted as counsel for A. O. Smith Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (“Registration Statement”) to be filed by you with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to 2,400,000 shares of Common Stock, $1 par value per share (“Common Stock”), of the Company, which may be issued pursuant to the A. O. Smith Combined Incentive Compensation Plan (the “Plan”).

In this connection, I have examined (a) signed copies of the Registration Statement; (b) the Restated Certificate of Incorporation and By-Laws, as amended to date, of the Company; (c) copies of resolutions of the Board of Directors and stockholders of the Company relating to the Plan; (d) the Plan and applicable forms of awards agreements under the Plan; and (e) such other proceedings, documents and records as I have deemed necessary for purposes of giving this opinion. In addition, I have made such investigations and have reviewed such other documents as I have deemed necessary or appropriate under the circumstances. With respect to all of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies.

Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

2. The shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued by the Company pursuant to the terms and conditions of the Plan, and as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am an expert within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

A. O. SMITH CORPORATION

/s/James F. Stern
Executive Vice President,
General Counsel and Secretary